Exhibit 99.(d)(17)(B)

JOHN HANCOCK FUNDS II

AMENDMENT TO SUBADVISORY AGREEMENT

T. Rowe Price Associates, Inc.

AMENDMENT made as of this 1st day of July, 2017 to the Subadvisory Agreement dated January 1, 2014 as amended (the “Agreement”) between John Hancock Advisers, LLC, a Delaware limited liability company (the “Adviser”), and T. Rowe Price Associates, Inc., a Maryland Corporation (the “Subadviser”).  In consideration of the mutual covenants contained herein, the parties agree as follows:

1.	CHANGE IN APPENDIX A

Appendix A of the Agreement relating to the compensation of the Subadviser is hereby amended in its entirety to restate the subadvisory fee for Blue Chip Growth Fund, a series of John Hancock Funds II.

2.	DEFINED TERMS

Unless otherwise defined herein, capitalized terms used herein have the meanings specified in or pursuant to the Agreement.

3.	OTHER TERMS OF THE AGREEMENT

Except as specifically amended hereby, all of the terms and conditions of the Agreement shall continue to be in full force and effect and shall be binding upon the parties in accordance with their respective terms.

4.	EFFECTIVE DATE

This Amendment shall become effective as of the date of its execution, following approval of the Amendment by the Board of Trustees of John Hancock Funds II.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the date first mentioned above.

JOHN HANCOCK ADVISERS, LLC

By:	/s/ Leo Zerilli
Name:	Leo Zerilli
Title:	Senior Vice President and Chief Investment Officer

T. ROWE PRICE ASSOCIATES, INC.

By:	/s/ Savonne L. Ferguson
Name:	Savonne L. Ferguson
Title:	Vice President

2

APPENDIX A

Blue Chip Growth Fund
Equity Income Fund
Health Sciences Fund
Mid Value Fund
Real Estate Equity Fund
Science & Technology Fund
Small Company Value Fund
Spectrum Income Fund

The Subadviser shall serve as investment subadviser for each Portfolio of the Trust listed below.  The Adviser will pay the Subadviser, as full compensation for all services provided under this Agreement with respect to each Portfolio, the fee computed separately for such Portfolio accrued daily at an annual rate as follows (the “Subadviser Fee”):

Portfolio	First $50 million of Aggregate Net Assets*	Between $50 million and $100 million of Aggregate Net Assets*	Between $100 million and $250 million of Aggregate Net Assets*	Between $250 million and $500 million of Aggregate Net Assets*	Between $500 million and $1 billion of Aggregate Net Assets*	Excess Over $1 billion of Aggregate Net Assets*
Blue Chip Growth Fund	xxxxx%	xxxxx%#	xxxxx%	xxxxx%	xxxxx%	xxxxx%##

Portfolio	First $50 million of Aggregate Net Assets*	Between $50 million and $200 million of Aggregate Net Assets*	Between $200 million and $500 million of Aggregate Net Assets*	Between $500 million and $1 billion of Aggregate Net Assets*	Excess Over $1 billion of Aggregate Net Assets*
Science & Technology Fund	xxxxx%	xxxxx%	xxxxx%	xxxxx%	xxxxx%
Small Company Value Fund	xxxxx%	xxxxx%	xxxxx%	xxxxx%	xxxxx%

Portfolio	First $20 million of Aggregate Net Assets*	Between $20 million and $50 million of Aggregate Net Assets*	Excess Over $50 million of Aggregate Net Assets*
Mid Value Fund	xxxxx%	xxxxx%	xxxxx%###

Portfolio	First $250 million of Aggregate Net Assets*	Between $250 million and $500 million of Aggregate Net Assets*	Excess Over $500 million of Aggregate Net Assets*
Real Estate Equity Fund	xxxxx%	xxxxx%	xxxxx%

Portfolio	First $250 Million of Aggregate Net Assets*	Excess Over $250 Million of Aggregate Net Assets*
Spectrum Income Fund	xxxxx%	xxxxx%

Portfolio	First $500 Million of Aggregate Net Assets*	Next $250 Million of Aggregate Net Assets*	Excess over $750 Million of Aggregate Net Assets*
Health Sciences Fund	xxxxx%	xxxxx%	xxxxx%####

#When Aggregate Net Assets exceed $100 million on any day, the annual rate of subadvisory fee for that day is xxxxx% on the first $100 million of Aggregate Net Assets.
##When Aggregate Net Assets exceed $1 billion on any day, the annual rate of subadvisory fee for that day is xxxxx% on the first $1 billion of Aggregate Net Assets.
###When Aggregate Net Assets exceed $50 million on any one day, the annual rate of subadvisory fee for that day is xxxxx% all assets.
####When Aggregate Net Assets exceed $750 million on any one day, the annual rate of subadvisory fee for that day is xxxxx% all assets.

Portfolio
Equity Income Fund

First $50 million of Aggregate Net Assets*	Between $50 million and $100 million of Aggregate Net Assets*	Between $100 million and $200 million of Aggregate Net Assets*	Between $200 million and $500 million of Aggregate Net Assets*	Between $500 million and $1 billion of Aggregate Net Assets*	Between $1 billion and $1.5 billion of Aggregate Net Assets*	Excess over $1.5 billion of Aggregate Net Assets*
xxxxx%	xxxxx%#	xxxxx%##	xxxxx%###	xxxxx%####	xxxxx%#####	xxxxx%

#When Aggregate Net Assets exceed $100 million on any day, the annual rate of subadvisory fee for that day is xxxxx% on the first $100 million of Aggregate Net Assets.
##When Aggregate Net Assets exceed $200 million on any day, the annual rate of subadvisory fee for that day is xxxxx% on the first $200 million of Aggregate Net Assets.
###When Aggregate Net Assets exceed $500 million on any day, the annual rate of subadvisory fee for that day is xxxxx% on the first $500 million of Aggregate Net Assets and xxxxx% on the amount above $500 million.
####When Aggregate Net Assets exceed $1 billion on any day, the annual rate of subadvisory fee for that day is xxxxx% on the first $1 billion of Aggregate Net Assets.
##### When Aggregate Net Assets exceed $1.5 billion on any day, the annual rate of subadvisory fee for that day is xxxxx% on the first $1.5 billion of Aggregate Net Assets.

*The term Aggregate Net Assets for a given day includes the net assets of the Portfolio managed by the Subadviser.  It also includes  the net assets of one or more other portfolios of the Trust, or other portfolios managed by the Subadviser as  indicated below, but in each case only for the period during which the Subadviser for the Portfolio also serves as the subadviser for the other portfolio(s).  For purposes of determining Aggregate Net Assets and calculating the Subadviser Fee for a given day, the net assets of the Portfolio and each other portfolio of the Trust are determined by the custodian or fund accountant as of the close of business on the previous business day of the Trust, and the net assets of each other portfolio are determined as of the close of business on the previous business day of that other portfolio.

Trust Portfolio(s)	Other Portfolio(s)

Blue Chip Growth Fund	Blue Chip Growth Trust, a series of John Hancock Variable Insurance Trust

Equity Income Fund	Equity Income Trust, a series of John Hancock Variable Insurance Trust

Health Sciences Fund	Health Sciences Trust, a series of John Hancock Variable Insurance Trust

Mid Value Fund	Mid Value Trust, a series of John Hancock Variable Insurance Trust

Real Estate Equity Fund	Not Applicable

Science & Technology Fund	Science & Technology Trust, a series of John Hancock Variable Insurance Trust

Small Company Value Fund	Small Company Value Trust, a series of John Hancock Variable Insurance Trust

Spectrum Income Fund	New Income Trust, a series of John Hancock Variable Insurance Trust

The Subadviser Fee for a Portfolio shall be based on the applicable annual fee rate for the Portfolio which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the table to the applicable portions of Aggregate Net Assets divided by (ii) Aggregate Net Assets (the “Applicable Annual Fee Rate”).  The Applicable Annual Fee Rate is then applied to Portfolio assets as described below.  The Subadviser Fee for each Portfolio shall be accrued for each calendar day, and the sum of the daily fee accruals shall be paid monthly to the Subadviser within 30 calendar days of the end of each month.  The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Fee Rate, and multiplying this product by the net assets of the Portfolio.  The Adviser shall provide Subadviser with such information as Subadviser may reasonably request supporting the calculation of the fees paid to it hereunder. Fees shall be paid either by wire transfer or check, as directed by Subadviser.

If, with respect to any Portfolio, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date of such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.

Capital Appreciation Value Fund

The Subadviser shall serve as subadviser for the Portfolio of the Trust listed below.  The Adviser will pay the Subadviser, as full compensation for all services provided under this Agreement with respect to the Portfolio, the fee computed separately for such Portfolio at an annual rate as follows (the “Subadviser Fee”):

If Aggregate Net Assets are less than $500 million, the following fee schedule shall apply:

Portfolio	First $250 million of Aggregate Net Assets*	Excess Over $250 million of Aggregate Net Assets*
Capital Appreciation Value Fund	xxxxx%	xxxxx%

If Aggregate Net Assets equal or exceed $500 million but are less than $2 billion, the following fee schedule shall apply:

Portfolio	First $1 billion of Aggregate Net Assets*	Excess Over $1 billion of Aggregate Net Assets*
Capital Appreciation Value Fund	xxxxx%	xxxxx%

If Aggregate Net Assets equal or exceed $2 billion but are less than $3 billion, the following fee schedule shall apply:

Portfolio	First $500 million of Aggregate Net Assets*	Excess Over $500 million of Aggregate Net Assets*
Capital Appreciation Value Fund	xxxxx%	xxxxx%

If Aggregate Net Assets equal or exceed $3 billion, the following fee schedule shall apply:

Portfolio	All Asset Levels
Capital Appreciation Value Fund	xxxxx%

*The term Aggregate Net Assets for a given day includes the net assets of a Portfolio of the Trust, as indicated below, managed by the Subadviser.  It also includes with respect to each Portfolio the net assets of one or more other portfolios as indicated below managed by the Subadviser, but in each case only for the period during which the Subadviser for the Portfolio also serves as the subadviser for the other portfolio(s).  For purposes of determining Aggregate Net Assets and calculating the Subadviser Fee for a given day, the net assets of the Portfolio and each other portfolio of the Trust are determined by the custodian or fund accountant as of the close of business on the previous business day of the Trust, and the net assets of each other portfolio are determined as of the close of business on the previous business day of that other portfolio.

Trust Portfolio(s)	Other Portfolio(s)
Capital Appreciation Value Fund	Capital Appreciation Value Trust, a series of John Hancock Variable Insurance Trust

The Subadviser Fee for the Portfolio shall be accrued for each calendar day, and the sum of the daily fee accruals shall be paid monthly to the Subadviser within 30 calendar days of the end of each month.  The Adviser shall provide Subadviser with such information as Subadviser may reasonably request supporting the calculation of the fees paid to it hereunder.  Fees shall be paid either by wire transfer or check, as directed by Subadviser.

If, with respect to the Portfolio, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date of such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.